Exhibit 4(ii)

FORM OF

SOLIDX BITCOIN TRUST

AUTHORIZED PARTICIPANT AGREEMENT

This SolidX Bitcoin Trust Authorized Participant Agreement (the “Agreement”), dated as of                     , 2017, is entered into by and among SolidX Bitcoin Trust (the “Trust”), SolidX Management LLC, a Delaware limited liability company and the sponsor of the Trust (the “Sponsor”), on behalf of itself and as sponsor of the Trust, and                                 , a Delaware limited liability company (the “Authorized Participant”), and is subject to acceptance by The Bank of New York Mellon (“BNY Mellon” or “Transfer Agent”).

SUMMARY

The Sponsor serves in its capacity as Sponsor of the Trust pursuant to an Amended and Restated Declaration of Trust and Trust Agreement dated as of                    , 2017 (the “Trust Agreement”). BNY Mellon and Foreside Fund Services, LLC (the “Order Examiner”) each serve as agents of the Sponsor and/or the Trust for the purposes of this Agreement, and all references to agreements, obligations or duties of BNY Mellon, Transfer Agent, or Order Examiner herein shall be deemed references to agreements, obligations or duties of the Sponsor or the Trust acting through the relevant agent. As provided in the Trust Agreement and described in the Trust’s prospectus, as supplemented and amended from time to time (the “Prospectus”), common units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed through the Transfer Agent by the Authorized Participant in aggregations of a specified number of Shares stated in the Prospectus and restated in Exhibit E hereto (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; collectively, “Baskets”). Creation Baskets are offered only pursuant to the most recent registration statement of the Trust, as declared effective by the Securities and Exchange Commission (the “SEC”) and as the same may be amended from time to time thereafter (collectively, the “Registration Statement”). Authorized Participants are the only persons that may place orders to create and redeem Creation Baskets or Redemption Baskets.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Prospectus. To the extent there is a conflict between any provision of this Agreement other than the indemnities provided in Section 10 and the provisions of the Prospectus, the provisions of the Prospectus shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement.

To place an order for the creation or redemption of one or more Baskets (except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold), an Authorized Participant must follow the procedures for creation and redemption referred to in Section 4 of this Agreement and attached to this Agreement as Exhibit B (the “Procedures”).

Section 2. Status and Obligations of Authorized Participant.

The Authorized Participant represents and warrants and covenants the following:

(a) The Authorized Participant is a participant of the Depository Trust Company (“DTC”) (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Sponsor of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal law, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, including, but not limited to those applicable to securities and commodities transactions, and with the Constitution, By-Laws and Conduct Rules of FINRA (if it is a FINRA member) to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to the Baskets. The Authorized Participant will not directly or indirectly offer or sell Shares in or from any state or jurisdiction where they may not lawfully be offered or sold.

(c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, if applicable, the Commodities Exchange Act (the “CEA”), and the rules and regulations promulgated thereunder, and (iii) if the Authorized Participant is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, conduct its business in accordance with the spirit of the FINRA Conduct Rules, in each case to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to the Baskets.

(d) The Authorized Participant has written policies and procedures reasonably designed to comply with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), and the regulations promulgated thereunder.

(e) The Authorized Participant has the capability to send and receive communications via an authenticated telecommunication facility to and from the Sponsor and its agents, Foreside Fund Services, LLC and The Bank of New York Mellon. The Authorized Participant shall confirm such capability to the satisfaction of the Sponsor and the Order Examiner by the end of the Business Day before placing its first order with BNY Mellon (whether such order is to create or to redeem Baskets). If required by the Order Examiner or BNY Mellon with respect to authorized telecommunications by telephonic facsimile, the Authorized Participant shall enter into a separate agreement with the Order Examiner or BNY Mellon, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile.

(f) Because new Baskets can be created and Shares therein issued on an ongoing basis, at any point during the life of the partnership, a “distribution,” as such term is used in the 1933 Act, may be occurring with respect to resales of these Shares. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (as defined in Section 4). In addition to satisfying the prospectus delivery and disclosure requirements of the 1933 Act, the Authorized Participant and any other participant in the distribution of the Shares purchased by the Authorized Participant also has the obligation to comply with any applicable disclosure delivery requirements under the CEA. To the extent the Authorized Participant has distributed a preliminary Prospectus to prospective investors, if the Authorized Participant has been notified by the Sponsor of material changes made to that document as compared to the final Prospectus, the Authorized Participant shall give notice to any prospective investor who received the preliminary Prospectus of such material change prior to consummating a sale.

Section 3. NSCC.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”)) (the “DTC Process”).

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions consistent with the instructions issued by the Authorized Participant to the Transfer Agent. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC to the extent that those instructions are actually consistent with the Authorized Participant’s instructions to the Transfer Agent.

Section 4. Orders.

(a) All orders to create or redeem Baskets (except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets on the first day the Baskets are to be offered and sold) shall be made in accordance with the terms of the Prospectus, this Agreement and the

Procedures. Each party will comply with such foregoing terms to the extent applicable to it. The Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets and the Authorized Participant will comply with such procedures.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket or Baskets (a “Purchase Order”) and each order to redeem a Basket or Baskets (a “Redemption Order,” and each Purchase Order and Redemption Order, an “Order”) may not be withdrawn by the Authorized Participant.

(c) The Sponsor acting by itself or through BNY Mellon or the Order Examiner shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (as defined in Section 6) (i) if the Sponsor determines that, due to position limits or otherwise, investment alternatives that will enable the Trust to meet its investment objective are not available to the Trust at that time; (ii) if it is determined by the Sponsor not to be in proper form; (iii) if the Sponsor believes that acceptance would have adverse tax consequences to the Trust or its shareholders; (iv) if the acceptance or receipt of a Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or (v) if circumstances outside the control of the Sponsor, the Order Examiner or BNY Mellon make it for all practical purposes not feasible to process creations of Creation Baskets. None of the Sponsor, the Order Examiner or BNY Mellon shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d) The Sponsor acting by itself or through BNY Mellon may, in its sole discretion, reject any Redemption Order (i) determined by the Sponsor not to be in proper form (ii) the fulfillment of which its counsel advises might be unlawful, or (iii) if, as a result of the redemption, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares in one Basket or as otherwise stated in the Prospectus.

Section 5. Fees.

In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Sponsor shall charge, and the Authorized Participant shall pay to the Sponsor, the transaction fee (the “Transaction Fee”) prescribed in the Prospectus and restated in Exhibit E hereto applicable to such creation or redemption. The Transaction Fee may be adjusted from time to time as set forth in the Prospectus.

Section 6. Authorized Persons.

Concurrently with the execution of this Agreement and as requested in writing from time to time thereafter, the Authorized Participant shall deliver to the Sponsor and BNY Mellon, notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit C setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Sponsor or BNY Mellon may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Sponsor and the Transfer Agent, and such notice shall be effective upon receipt by the Sponsor.

Section 7. Creation Procedures.

An Authorized Participant may choose whether Creation Baskets will be created in exchange for cash or for an in-kind deposit of bitcoin (or for a combination of cash and bitcoin).

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to create one or more Creation Baskets of the Trust in accordance with this Agreement and the Procedures. Purchase orders submitted (i) in cash must be placed by 3:00 p.m. New York time, or the close of regular trading on the New York Stock Exchange, whichever is earlier, and (ii) in-kind must be places by 4:00 p.m. New York time, or the close of regular trading on the New York Stock Exchange, whichever is earlier, except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets of the Trust on the first day the Baskets of the Trust are to be offered and sold, when such orders shall be placed by 9:00 a.m. New York time on the day agreed to by the Sponsor and the Authorized Participant. The day on which the Order Examiner receives a valid Purchase Order, as approved by the Order Examiner, is the “Purchase Order Date”.

Prior to the delivery of Baskets for a Purchase Order, the Authorized Participant must also have submitted via CNS the non-refundable transaction fee due for the Purchase Order.

The total deposit required to create each basket (“Creation Basket Deposit”) will be (a) for a cash Purchase Order, an amount of cash and (b) for an in-kind Purchase Order, an amount of bitcoin together with an amount of cash (and/or bitcoin, as determined by the Authorized Participant) representing the difference between the net asset value of the Creation Basket and the market value of the bitcoin deposited (the “Balancing Amount”), in each case equal to the net asset value per Share (“NAV”) of the Trust multiplied by the number of Shares to be created under the Purchase Order. BNY Mellon, as the Transfer Agent, shall notify the Authorized Participant of the NAV of the Trust and the corresponding amount of cash (in the case of a cash Purchase Order) or bitcoin (in the case of an in-kind Purchase Order, together with any Balancing Amount) to be included in a Creation Basket Deposit by e-mail or telephone correspondence and such amount is available via the Trust’s website.

By placing a Purchase Order, an Authorized Participant agrees to deposit the Creation Basket Deposit with the relevant parties as described above. Failure to consummate such a deposit shall result in the cancellation of the Order.

An Authorized Participant who places a Purchase Order is responsible for transferring to (a) the Trust’s account with BNY Mellon the required amount of cash, in the case of a cash Purchase Order (and any Balancing Amount, in the case of an in-kind Purchase Order), and (b) the Trust the required amount of bitcoin, in the case of an in-kind Purchase Order, in each case by the end of the next Business Day following the Purchase Order Date (T+1), except in the case of an Authorized Participant’s initial order to purchase one or more Creation Baskets of the Trust on the first day the Baskets of the Trust are to be offered and sold, when the Creation Basket Deposit will be due on the date the Purchase Order was accepted by the Transfer Agent. Upon receipt of the deposit amount, BNY Mellon will cause DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account.

Section 8. Redemption Procedures.

An Authorized Purchase may choose whether to redeem a Basket in cash or in-kind (or partly in cash and partly in-kind).

On any Business Day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Redemption Baskets of the Trust in accordance with this Agreement and the Procedures. Redemption Orders submitted (i) in cash must be placed by 3:00 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier, and (ii) in-kind must be placed by 4:00 p.m. New York time or the close of regular trading on the New York Stock Exchange, whichever is earlier. The day on which the Transfer Agent receives a valid Redemption Order, as approved by the Order Examiner, is the “Redemption Order Date”. By placing a Redemption Order, an Authorized Participant agrees to deliver the Redemption Basket to be redeemed through DTC’s book-entry system to the Trust’s account with BNY Mellon not later than the end of the Business Day following the effective date of the Redemption Order (“Redemption Distribution Date”). Failure to consummate such delivery shall result in the cancellation of the order. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Participant must also have submitted via CNS the non-refundable Transaction Fee due for the Redemption Order.

The redemption distribution from the Trust consists of a transfer to the redeeming Authorized Participant of (a) in the case of a cash redemption, an amount of cash and (b) in the case of an in-kind redemption, an amount of bitcoin plus any Balancing Amount, in each case equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the Redemption Order.

The redemption distribution due from the Trust is delivered to the Authorized Participant on the Redemption Distribution Date if the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by the end of such date, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Trust receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trust’s DTC account on such next Business Day. Any further outstanding amount of the Redemption Order shall be cancelled.

The Sponsor, acting by itself or through BNY Mellon, or the Order Examiner may, in its discretion, suspend the right of redemption, or postpone the Redemption Distribution Date, (i) for any period during which the NYSE Arca, Inc. is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, Inc. is suspended or restricted; (ii) the order is not in proper form as determined by the Trust, BNY Mellon or the Order Examiner; (iii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable; or (iv) for such other period as the Sponsor reasonably determines to be necessary for the protection of shareholders. None of the Sponsor, the Order Examiner, or BNY Mellon will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Section 9. Role of Authorized Participant.

(a) The Authorized Participant acknowledges that, for all purposes of this Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Order Examiner, BNY Mellon or the Sponsor in any matter or in any respect.

(b) The Authorized Participant will, to the extent reasonably practicable, make itself and its employees available, upon reasonable prior request, during normal business hours to consult with the Sponsor and BNY Mellon concerning the performance of the Authorized Participant’s responsibilities under this Agreement; provided that the Authorized Participant shall be under no obligation to divulge or otherwise discuss any information that the Authorized Participant believes (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be prohibited by applicable law or by a non-disclosure agreement to which the Authorized Participant is bound.

(c) Notwithstanding the provisions of Section 9(b), the Authorized Participant will, to the extent required by applicable law, maintain records of all sales of Creation Baskets made by or through it and, upon reasonable request of the Sponsor, except if prohibited by applicable law and subject to any privacy obligations or other obligations it may have to its customers arising under contract or the federal or state securities laws, will furnish the Sponsor with the names and addresses of the purchasers of such Creation Baskets and the number of Creation Baskets purchased if and to the extent that the Sponsor has been requested to provide such information to the Commodities Futures Trading Commission, Securities Exchange Commission, Financial Industry Regulatory Authority, or Internal Revenue Service (“Trust Regulators”). For the avoidance of doubt, all such information provided by the Authorized Participant shall be Confidential Information (as defined in Section 19) and shall not be used for any purpose other than to satisfy requests of Trust Regulators.

(d) The Trust may from time to time be obligated to deliver prospectuses, proxy materials, annual or other reports of the Trust or other similar information (“Trust Documents”) to the Trust’s shareholders. The Authorized Participant agrees (i) subject to any contractual obligations, privacy obligations, or obligations arising under federal or state securities laws it may have to its customers, to reasonably assist the Sponsor in ascertaining certain information regarding sales of Creation Baskets made by or through the Authorized Participant that is necessary for the Trust to comply with such obligations upon written request of the Sponsor or (ii) in lieu thereof, and at the option of the Authorized Participant, the Authorized Participant may undertake to deliver Trust Documents to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Trust of sufficient quantities of such Trust Documents to allow mailing thereof to such customers. The expenses associated with such transmissions shall be borne by the Sponsor in accordance with usual custom and practice in respect of such communications. The Sponsor agrees that the names, addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust or any of their respective affiliates shall use such names, addresses or other information for any purposes except in connection with the performance of their duties and responsibilities hereunder and except to the extent necessary for the Trust to meet its regulatory requirements as set forth in Section 8(c) and in this Section 8(d) of the Agreement.

Section 10. Indemnification.

(a) Indemnification of Authorized Participant. The Sponsor agrees to indemnify, defend and hold harmless the Authorized Participant, its partners, stockholders, members, directors, officers, employees, affiliates, agents and any person who controls such persons within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each a “Sponsor Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the Authorized Participant or any such person may incur under the 1933 Act, the Exchange Act, the CEA, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended or supplemented) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Prospectus and the Prospectus as amended or supplemented) or any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Authorized Participant furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in such Registration Statement;

(2) any untrue statement or alleged untrue statement of a material fact or breach by the Sponsor of any representation or warranty contained in this Agreement;

(3) the failure by the Sponsor, the Trust or their respective agents to perform when and as required, any agreement, obligation, duty or covenant contained herein; or

(4) the failure by the Sponsor, the Trust or their respective agents to comply with applicable laws and the rules and regulations of any governmental entity or any self-regulatory organization to the extent the foregoing relates to transactions in and activities with respect to Baskets.

In no case is the indemnity of the Sponsor in favor of the Authorized Participant and such other persons as are specified in this Section 10(a) to be deemed to protect the Authorized Participant and such persons against any liability to the Sponsor or the Trust to which the Authorized Participant would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any action, suit or proceeding (each, a “Proceeding”) is brought against a Sponsor Indemnified Person or any such person in respect of which indemnity may be sought against the Sponsor pursuant to the foregoing paragraph, such Sponsor Indemnified Person shall promptly notify the Sponsor in writing of the institution of such Proceeding, provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor or the Trust from any liability which it may have to the Sponsor Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The Sponsor Indemnified Person shall have the right to employ its own counsel in any such case and the fees and expenses of such counsel shall be borne by the Sponsor and the Trust and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Sponsor Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. A Sponsor Indemnified Person shall give the Sponsor reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Sponsor pursuant to this Section 10(a), provided, however that the omission to so notify the Sponsor shall not relieve the Sponsor or the Trust from any liability which it may have to the Sponsor Indemnified Person.

(b) The Authorized Participant agrees to indemnify, defend and hold harmless each of the Trust, the Sponsor and its partners, stockholders, members, directors, officers, employees and any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an “AP Indemnified Person”), from and against any loss, damage, expense, liability or claim (including reasonable attorney fees and the reasonable cost of investigation) which the AP Indemnified Person may incur as a result of or in connection with any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement (or in the Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

The Authorized Participant will also indemnify each AP Indemnified Person from and against any reasonable loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such AP Indemnified Person may incur as a result of or in connection with any actions of an AP Indemnified Person in accordance with any verified instructions by the Authorized Participant except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of an AP Indemnified Person. In no case is the indemnity of the Authorized Participant in favor of each AP Indemnified Person to be deemed to protect the AP Indemnified Person and such persons against any liability to the Authorized Participant to which the AP Indemnified Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

If any Proceeding is brought against an AP Indemnified Person, such AP Indemnified Person shall promptly notify the Authorized Participant in writing of the institution of such Proceeding; provided, however, that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to such AP Indemnified Person except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. The AP Indemnified Person shall have the right to employ its own counsel and the fees and expenses of such counsel shall be borne by the Authorized Participant and paid as incurred (it being understood, however, that the Authorized Participant shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the AP Indemnified Persons who are parties to such Proceeding), except for the expenses and fees incurred with respect to matters that are not indemnifiable in accordance with the preceding paragraph. An AP Indemnified Person shall give the Authorized Participant reasonable prior notice of settlement of any Proceeding in respect of which indemnity may be sought against the Authorized Participant pursuant to this Section 10(b), provided, however that the omission to so notify the Authorized Participant shall not relieve the Authorized Participant from any liability which it may have to the AP Indemnified Person.

(c) The indemnity agreements contained in this Section 10 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, or by or on behalf of each of the Sponsor, the Trust, their partners, stockholders, members, directors, officers, employees or any person who controls the Sponsor or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the initial issuance and delivery of the Shares. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

Section 11.

(a) Limitation of Liability.

(1) None of the Sponsor, the Authorized Participant, the Order Examiner, or BNY Mellon, shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(2) In no event shall any party to this Agreement be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party to this Agreement be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(3) BNY Mellon, acting as Transfer Agent or otherwise, shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(b) Tax Liability.

The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 12. Acknowledgment.

The Authorized Participant acknowledges receipt of a copy of the Prospectus and represents that it has reviewed and understands such document.

Section 13. Effectiveness and Termination.

Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Sponsor in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; or (iii) at such time as the Trust is terminated.

Section 14. Marketing Materials; Representations Regarding Baskets; Identification in Registration Statement.

(a) The Authorized Participant represents, warrants and covenants that, (i) without the written consent of the Sponsor, the Authorized Participant will not make, or permit any of its representatives to make, in connection with any sale or solicitation of a sale of Baskets any representations concerning the Shares or the Sponsor, the Trust, or any AP Indemnified Person other than representations consistent with (A) the then-current Prospectus of the Trust, (B) printed information approved by the Sponsor as information supplemental to such Prospectus or (C) any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Baskets or any AP Indemnified Person that is not consistent with the Trust’s then current Prospectus. Copies of the then-current Prospectus of the Trust and any such printed supplemental information will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.

(b) The Authorized Participant agrees to comply with the prospectus and disclosure delivery requirements of the federal securities and commodities laws. In connection therewith, the Authorized Participant will provide each prospective purchaser of the Trust with a copy of the Trust’s Prospectus if required under applicable law.

(c) The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor or its agent, the Order Examiner, may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to                                 , in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor or its agent, the Order Examiner. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will, when requested by the Authorized Participant, make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(d) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an Authorized Participant of the Trust at the Sponsor’s discretion (i) in any section of the Trust’s Prospectus included within the Registration Statement as may be required by the SEC and (ii) on the Trust’s website. Upon the termination of this Agreement as to the Trust, (i) during the period prior to when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Sponsor qualifies and elects to file on Form S-3, the Sponsor will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an Authorized Participant of the Trust and (ii) the Sponsor will promptly update the Trust’s website to remove any identification of the Authorized Participant as an Authorized Participant of the Trust.

Section 15. Certain Covenants of the Sponsor.

The Sponsor, on its own behalf and on behalf of the Trust, covenants and agrees:

(a) to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and deliver or otherwise make available, at the expense of the Trust, to the Authorized Participant copies of such amendments or supplements to such Prospectus as may be necessary to reflect any such change at such time and in such numbers as necessary to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers.

(b) to notify the Authorized Participant when a revised, supplemented, or amended Prospectus is available and to deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such revised, supplemented or amended Prospectus to customers, provided that as a general matter the Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant on or before its effective date;

(c) to cause the independent public accounting firm for the Trust to deliver to the Authorized Participant upon the request of the Authorized Participant (i) at the time of filing of any pre-effective or post-effective amendment to the Registration Statement or a new Registration Statement filed to register additional Baskets in reliance on Rule 429 of the 1933 Act, if in any such case the Registration Statement or amendment includes or incorporates by reference financial information not previously included or incorporated by reference in a Registration Statement or amendment, and (iii) at the time of effectiveness of any such Registration Statement or amendment, letters dated such dates and addressed to the Authorized Participant, containing statements and information of the type ordinarily included in accountants’ letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

(d) to deliver to the Authorized Participant (i) at the time of purchase of the initial Basket of the Trust by the Trust’s initial Authorized Participant, and (ii) if requested by the Authorized Participant, at the time of purchase of the first Basket of the Trust subsequent to the registration of additional Shares of the Trust, a certification by a duly authorized officer of the Sponsor in substantially the form attached hereto as Exhibit D. In addition, any certificate signed by any officer of the Sponsor and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby to the Authorized Participant; and

(e) to furnish directly or through BNY Mellon or the Order Examiner to the Authorized Participant (i) at the time of purchase of the initial Basket of the Trust by the Trust’s initial Authorize Purchaser, and (ii) at the time of purchase of the first Basket of the Trust subsequent to the registration of additional Shares of the Trust, such documents and certificates in the form as reasonably requested.

Section 16. Third Party Beneficiaries.

Each AP Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such AP Indemnified Person. Each Sponsor Indemnified Person, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement and may proceed directly against the Sponsor, the Trust or their respective agents (including by bringing proceedings against the Sponsor, the Trust or their respective agents in its own name) to enforce any obligation of the Sponsor, the Trust or their agents under this Agreement which directly or indirectly benefits such Sponsor Indemnified Person.

Section 17. Force Majeure.

No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 18. Miscellaneous.

(a) Entire Agreement. This Agreement (including any schedules and exhibits attached hereto) contains all of the agreements among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(b) Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written instrument executed by all the parties.

(c) Successors and Assigns; Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

(d) Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

(e) Severability. The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) Notices. All notices, waivers, or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, by facsimile (and, if sent by facsimile, followed by delivery by nationally-recognized express courier), sent by nationally-

recognized express courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(1) if to Sponsor or the Trust, to:

200 Park Avenue, 17th FL

New York, NY 10166

(2) if to the Authorized Participant, to:

[please provide]

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile or e-mail, on the date of such delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized express courier, on the first Business Day following dispatch, and (iii) in the case of mailing, on the third Business Day following such mailing.

(g) Governing Law; Jurisdiction.

(1) All questions concerning the construction, interpretation and validity of this Agreement and all transactions hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(2) Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any related agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in person, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any related agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York.

The provisions of this Section 17(g) shall survive any termination of this Agreement, in whole or in part.

(h) No Partnership. Nothing in this Agreement is intended to, or will be construed to constitute the Sponsor or the Trust, on the one hand, and the Authorized Participant or any of its Affiliates, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

(i) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(k) Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(l) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

IN WITNESS WHEREOF, the Authorized Participant and the Sponsor have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

SolidX Management LLC, on behalf of itself and as Sponsor of SolidX Bitcoin Trust

By:
Name:
Title:
Address:
Telephone:
Email:

[INSERT NAME]

By:
Name:
Title:
Address:
Telephone:
Email:

Accepted by: THE BANK OF NEW YORK MELLON

By:
Name:
Title:
Address:
Telephone:
Email:

EXHIBIT B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR SOLIDX BITCOIN TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Exhibit B to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of SolidX Bitcoin Trust in Creation Units of the Trust and a (2) Redemption Order for the redemption of Shares of SolidX Bitcoin Trust in Creation Units of the Trust. Capitalized terms, unless otherwise defined in this Exhibit B, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of SolidX Bitcoin Trust.

EXHIBIT B – PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR SOLIDX BITCOIN TRUST

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF

SOLIDX BITCOIN TRUST

1.	PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by the Transfer Agent in the following manner: (a) through the Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (b) by telephone to BNY Mellon according to the procedures set forth below. The order so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT IF THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE ORDER/CONFIRMATION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM.

To begin a telephonic Purchase Order, the Authorized Participant (“AP”) must telephone BNY Mellon at [number] or such other number as the Order Examiner designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by BNY Mellon before 1:00 p.m. Eastern Standard Time (the “Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), BNY Mellon will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to the Trust. After the AP has placed the Purchase Order, BNY Mellon will read the Purchase Order back to the AP. The AP then must confirm that the Purchase Order has been taken correctly by BNY Mellon. If the AP confirms that Purchase Order has been taken correctly, BNY Mellon will issue a confirmation number to the AP. All orders may also be placed by the AP via the web by the times described above.

When placing a Purchase Order, the AP shall notify BNY Mellon whether the Purchase Order shall be effected in cash, in-kind or partly in cash and partly in-kind. The AP has the right to choose which of those methods shall be used to effect the Purchase Order.

PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY BNY MELLON. AN ORDER FOR TRUST SHARES CANNOT BE CANCELED BY THE AP AFTER THE CLOSE OF REGULAR

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TRADING ON THE NYSE ARCA, INC. (THE “LISTED EXCHANGE CLOSING TIME”). INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE ORDER CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH BNY MELLON. FOR CALLS THAT ARE PLACED BEFORE THE ORDER CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED AT OR AFTER THE ORDER CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUTOFF TIME WILL NOT BE ANSWERED BY BNY MELLON. ALL TELEPHONE CALLS WILL BE RECORDED.

2.	RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed with the Transfer Agent by the AP (either on its own or its customer’s behalf) not later than the Order Cutoff Time, the Order Examiner will approve the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been approved as of the Business Day that the Purchase Order was received by the Transfer Agent. Once the Purchase Order has been approved by the Order Examiner, the Order Examiner will sign or time-stamp the order and send that Purchase Order to BNY Mellon.

3.	QUALITY ASSURANCE.

After a confirmation number is issued by BNY Mellon to the AP, the AP will fax a written version of the Purchase Order (the “Order Form”) to BNY Mellon. Upon receipt, BNY Mellon should immediately telephone the AP if BNY Mellon believes that the Order Form has not been completed correctly by the AP. In addition, BNY Mellon will telephone the AP if BNY Mellon is in non-receipt of the Purchase Order Form within 15 minutes after the Purchase Order has been called into BNY Mellon.

4.	REJECTING OR SUSPENDING PURCHASE ORDERS.

The Sponsor, acting by itself or through BNY Mellon, or the Order Examiner may, in its discretion, reject the acceptance of a Purchase Order if (i) due to position limits or otherwise, investment alternatives that will enable the Trust to meet its investment objective are not available or practicable at that time; (ii) the order is not in proper form as determined by the Trust, BNY Mellon or the Order Examiner; (iii) acceptance of the Creation Basket Deposit would have certain adverse tax consequences to the Trust or its Shareholders; (iv) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; or (v) circumstances outside the control of the Trust, the Order Examiner, or BNY Mellon make it for all practical purposes not feasible to process a Purchase Order. The Order Examiner shall notify the AP of a rejection or revocation of any Purchase Order. The Order Examiner is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Order Examiner or the Trust incur any liability for the failure to give any such notification. The Trust and Order Examiner may not revoke a previously accepted Purchase Order, as defined in Section 2 of this Part.

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5.	CONTRACTUAL SETTLEMENT OF IN-KIND PURCHASE ORDERS.

(a) To the extent Purchase Orders are effected in-kind, except as provided below, the bitcoin in the Creation Basket Deposit of the Trust must be delivered to a bitcoin address maintained by the Trust on or before the Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the balancing amount component of the Creation Basket Deposit (the “Balancing Amount”), if any, together with the applicable purchase Transaction Fee. The Balancing Amount may be paid in cash or in bitcoin, as determined by the AP. Any excess amounts will be returned following settlement of the issue of the Creation Unit of Shares of the Trust. The “Contractual Settlement Date” is the next Business Day following the Purchase Order Date (t + 1).

(b) In the case of in-kind Purchase Orders, if any amount of bitcoin is not available for delivery, the Trust will permit the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Balancing Amount to replace any such amount of bitcoin which. The additional cost, if any, to acquire the omitted bitcoin will be at the expense of the AP.

(c) Except as provided in the next paragraph, a Creation Unit of Shares will not be issued in respect of an in-kind Purchase Order until the transfer to the Trust of bitcoin and the payment of the Balancing Amount and the purchase Transaction Fee have been completed. When the Sponsor confirms to BNY Mellon that the required bitcoin have been delivered to the Trust’s bitcoin address, BNY Mellon will cause the delivery of the Creation Unit of Shares.

(d) If the Trust notifies the Order Examiner that a “cash in lieu” amount will be accepted for any amount of bitcoin in an in-kind Purchase Order, the Order Examiner or Transfer Agent will notify the AP and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire omitted bitcoin and the value of the bitcoin had the bitcoin been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Balancing Amount to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

6.	CASH PURCHASES.

When an AP chooses to effect a cash purchase of Creation Units of Shares, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the bitcoin it would otherwise be required to provide through an in-kind purchase, plus the same Balancing Amount required to be paid by an in-kind purchaser. In addition, to offset the Trust’s brokerage, transaction, and other costs associated with using the cash to purchase the requisite bitcoin, the AP may be required to pay an additional Transaction Fee or adjustment as advised by the Trust which may include any difference between the actual cost to the Trust to acquire the bitcoin and the value of the bitcoin had the bitcoin been delivered. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Balancing Amount to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

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EXHIBIT B – PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR SOLIDX BITCOIN TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF SHARES OF

SOLIDX BITCOIN TRUST

1.	PLACING A REDEMPTION ORDER.

The AP submitting a request to redeem shall submit such requests containing the information required by the Transfer Agent in the following manner: (a) through the Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement, incorporated herein by reference; or (b) by telephone to the Transfer Agent Representative according to the procedures set forth below. The request so transmitted (either in writing or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. NOTE THAT IF THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE ORDER/CONFIRMATION NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM.

Redemption Orders for Creation Units of Shares may be initiated only on days that the New York Stock Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of the Trust. To begin a telephonic Redemption Order, the AP must telephone BNY Mellon at (718) 315-7500. This telephone call must be made by an Authorized Person of the AP and answered by BNY Mellon before 1:00 p.m. Eastern Standard Time (the “Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), BNY Mellon will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbol when referring to the Trust. After the AP has placed the Redemption Order, BNY Mellon will read the Redemption Order back to the AP. The AP then must confirm that the Redemption Order has been taken correctly by BNY Mellon. If the AP confirms that the Redemption Order has been taken correctly, BNY Mellon will issue a confirmation number to the AP.

When placing a Redemption Order, the AP shall notify BNY Mellon whether the Redemption Order shall be effected in cash, in-kind or partly in cash and partly in-kind. The AP has the right to choose which of those methods shall be used to effect the Redemption Order.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY BNY MELLON. AN ORDER FOR TRUST SHARES CANNOT BE CANCELED BY THE AP AFTER THE CLOSE OF REGULAR TRADING ON THE NYSE ARCA, INC. (THE “LISTED EXCHANGE CLOSING TIME”).

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INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH BNY MELLON. FOR CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE UNANSWERED BY STAFF AT OR AFTER THE CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY BNY MELLON. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a properly completed Redemption Order has been placed with the Transfer Agent by the AP (either on its own or its customer’s behalf) not later than the Order Cutoff Time, the Order Examiner will approve the Redemption Order on behalf of the Trust and will confirm in writing to the AP that its Redemption Order has been approved as of the Business Day that the Redemption Order was received by the Transfer Agent. Once the Redemption Order has been approved by the Order Examiner, the Order Examiner will sign or time-stamp the order and send that Redemption Order to BNY Mellon.

3. QUALITY ASSURANCE.

After a confirmation number is issued by BNY Mellon to the AP, the AP will fax a copy of the Redemption Order (the “Order Form”) to BNY Mellon. Upon receipt, BNY Mellon should immediately telephone the AP, if BNY Mellon believes that the Order Form has not been completed correctly by the AP. In addition, BNY Mellon will telephone the AP if BNY Mellon is in non-receipt of the Redemption Order Form within 15 minutes after the Redemption Order has been called into BNY Mellon.

4. REJECTING OR SUSPENDING PURCHASE ORDERS

The Sponsor, acting by itself or through BNY Mellon, or the Order Examiner may, in its discretion, suspend the right of redemption, or postpone the Redemption Distribution Date, (i) for any period during which the NYSE Arca, Inc. is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, Inc. is suspended or restricted; (ii) the order is not in proper form as determined by the Trust, BNY Mellon or the Order Examiner; (iii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of bitcoin is not reasonably practicable; or (iv) for such other period as the Sponsor determines to be necessary for the protection of shareholders. None of the Sponsor, the Order Examiner, or BNY Mellon will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

5. TAKING DELIVERY OF BITCOIN FOR IN-KIND REDEMPTION ORDERS.

The bitcoin constituting the in-kind portion of a redemption distribution (to the extent a Redemption Order is effected in-kind) will be delivered to the appropriate bitcoin address which

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must be indicated in the AP’s Standing Redemption Instructions (see Part C of this Exhibit B). An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to the parties hereto in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner who wishes to effect a Redemption Order in-kind must maintain an appropriate bitcoin address to which such bitcoin will be delivered. Redemptions of Shares for bitcoin will be subject to compliance with applicable U.S. federal and state laws.

6. CONTRACTUAL SETTLEMENT.

(a) Except as provided below, the Shares of the Trust must be delivered through the NSCC to a DTC account maintained at BNY Mellon on or before the Contractual Settlement Date (defined below). The Trust will make available on the Contractual Settlement Date, the Balancing Amount less the applicable Transaction Fee. The “Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and the bitcoin, any cash in lieu amounts and Balancing Amount less any fees are delivered by the Trust to the AP (ordinarily trade date plus one (t + 1) Business Day). Except as provided in the next two paragraphs, the bitcoin and any Balancing Amount will be delivered concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system.

(b) The Trust will permit the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Balancing Amount to replace any bitcoin with respect to the Trust which may not be available in sufficient quantity for delivery.

(c) If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by the end of the settlement date, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Baskets received if the Trust receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the Trust’s DTC account on such next Business Day. Any further outstanding amount of the Redemption Order shall be cancelled.

7. CASH REDEMPTIONS.

When an AP chooses to effect a cash redemption of Creation Units of Shares of the Trust, such redemptions shall be effected in essentially the same manner as in-kind sales thereof. In the case of a cash sale, the AP will receive the cash equivalent of the bitcoin it would otherwise be entitled to receive through an in-kind redemption, less the same Balancing Amount required by an in-kind redeemer. In addition, to offset the Trust’s brokerage, transaction, and other costs associated with selling the requisite bitcoin for cash, the AP may be required to pay an additional Transaction Fee or adjustment as advised by the Trust which may include any difference between the actual cost to the Trust to sell the bitcoin and the value of the bitcoin had the bitcoin been delivered. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Balancing Amount to be received. Any excess amounts will be returned to the AP following settlement of the redemption of the Creation Unit of Shares.

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8. STANDING REDEMPTION INSTRUCTIONS.

Part C to this Exhibit B contains the AP’s Standing Redemption Instructions, which include information identifying the account(s) into which bitcoin of the Trust and any other redemption cash proceeds should be delivered by the Trust pursuant to a Redemption Order.

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EXHIBIT B – PART C

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR SOLIDX BITCOIN TRUST

THE AP ACCOUNTS

FOR DELIVERY OF BITCOIN

The bitcoin address into which SolidX Bitcoin Trust should deposit the bitcoin of the Trust upon redemption by the AP is set forth below:

Bitcoin Address:

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EXHIBIT C

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR SOLIDX BITCOIN TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS

OF THE AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:

Title:

Signature:

Email address:

Telephone Number:

Name:

Title:

Signature:

Email address:

Telephone Number:

Name:

Title:

Signature:

Email address:

Telephone Number:

The undersigned, [name], [title],                                 , does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP pursuant to the Agreement by and between SolidX Bitcoin Trust, SolidX Management LLC and                                  AP dated [date] and that their signatures set forth above are their own true and genuine signatures.

IN WITNESS WHEREOF, the undersigned has hereby set his/her hand and the seal of                                 .

By:
Name:
Title:
Date:

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EXHIBIT D

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR SOLIDX BITCOIN TRUST

SOLIDX BITCOIN TRUST

OFFICER’S CERTIFICATE

The undersigned, a duly authorized officer of SolidX Management LLC a Delaware limited liability company (the “Sponsor”), and pursuant to Section 15(d) of the SolidX Bitcoin Trust Authorized Participant Agreement (the “Agreement”), dated as of                     , by and among the Sponsor, SolidX Bitcoin Trust and                      (“the Authorized Participant”), hereby certifies that:

1. Each of the following representations and warranties of the Sponsor is true and correct in all material respects as of the date hereof:

(a) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; and the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Sponsor expressly for use in the Registration Statement or such Prospectus;

(b) the Trust has been duly formed and is validly existing as a statutory trust under the laws of the State of Delaware as described in the Registration Statement and the Prospectus, and as described in the Prospectus, and is authorized to issue and deliver the Baskets to the Authorized Participant as described in the Prospectus;

(c) the Sponsor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(d) the Sponsor is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;

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(e) the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(f) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(g) the Sponsor is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness to which the Sponsor is a party or by which the Sponsor or any of its properties may be bound or affected, and the execution, delivery and performance of the Agreement, the issuance and sale of Shares to the Authorized Participant hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the amended and restated limited liability company agreement of the Sponsor, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor is a party or by which, respectively, the Sponsor or any of its properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor;

(h) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Sponsor or the Trust in connection with the issuance and sale of Creation Baskets to the Authorized Participant hereunder or the consummation by the Sponsor or the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act and the filing of the Prospectus with the National Futures Association, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered;

(i) except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares, and (ii) no person has the right to act as an underwriter to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

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(j) each of the Sponsor and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; the Sponsor is not in violation of, or in default under, or has not received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor;

(k) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(l) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Sponsor or the Trust, or (to the extent that is or could be material in the context of the offering and sale of the Baskets to the Authorized Participant) any of the Sponsor’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(m) Arthur F. Bell, Jr. & Associates, L.L.C., whose report on the audited financial statements of the Trust is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

(n) the audited financial statement(s) of the Trust included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(o) to the reasonable belief of the Sponsor, the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

(p) (i) except as set forth in the Registration Statement and the Prospectus, the Sponsor and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”);

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(ii) except as set forth in the Registration Statement and the Prospectus, to the knowledge of the Sponsor or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or the Trust;

(iii) to the knowledge of the Sponsor or the Trust, there is no infringement by third parties of any Intellectual Property owned or licensed to the Sponsor or the Trust;

(iv) to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others challenging the Sponsor’s or the Trust’s rights in or to any Intellectual Property, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(v) to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property;

(vi) to the knowledge of the Sponsor or the Trust, there is no pending or threatened action, suit, proceeding or claim by others that the Sponsor or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(vii) to the knowledge of the Sponsor or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned or licensed to the Sponsor or the Trust; and

(r) all tax returns required to be filed by the Sponsor have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Certificate;

(s) the Sponsor has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor or any other party to any such contract or agreement;

(t) on behalf of the Trust, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder); such disclosure controls and procedures are designed to ensure that material information relating to the Trust is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Sponsor has disclosed to the Trust’s auditors when and to the extent required: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust’s internal controls;

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(u) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required; and

(v) neither the Sponsor, nor any of the Sponsor’s directors, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of asset of the Trust to facilitate the sale or resale of the Shares.

For purposes hereof, the term “ Registration Statement” shall mean the Registration Statement as amended or supplemented from time to time up to the date hereof, and the term “Prospectus” shall mean the Prospectus as amended or supplemented from time to time up to the date hereof.

2. Each of the obligations of the Sponsor to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Sponsor on or before the date hereof, has been duly performed and complied with in all material respects. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, I have hereunto, on behalf of the Sponsor, subscribed my name this      day of                     ,         .

By:
Name:
Title:

I,                     , in my capacity as [title], hereby certify that                      is the duly elected [title] of the Sponsor, and that the signature set forth immediately above is [his/her] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

By:
Name:
Title:

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EXHIBIT E

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR SOLIDX BITCOIN TRUST

CREATION AND REDEMPTION BASKETS

SHARE REQUIREMENT AND FEES

AS OF [DATE]

The size of the Basket for the Trust is set forth in the Prospectus. As of the date of this agreement, Baskets are 10,000 shares.

The amount of the “Transaction Fee” provided for in Section 5 of this Agreement for the Trust is set forth in the Prospectus. As of the date of this Agreement, the Transaction Fee is [dollar amount] per Order.

These Basket sizes and Transaction Fees may be adjusted from time to time as set forth in the Prospectus without amending this Exhibit E.

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